Airspan Introduces MiMAX™ - Quad-Band, Mobile WiMAX MIMO Device Family

Boca Raton, Florida, September 19, 2007 - Airspan Networks Inc. (Nasdaq: AIRN), a leading worldwide provider of WiMAX and Wi-Fi based broadband wireless access networks, announced its next generation personal Mobile WiMAX client device family called MiMAX™. The first product in this family is the MiMAX USB, a USB2.0 based device that turns any laptop into a high performance Mobile WiMAX client.

The MiMAX USB is a ground-breaking product that will enable end-users to connect to virtually every Mobile WiMAX network that is deployed worldwide, and supports all of the target Wave 2 MIMO Mobile WiMAX certification profiles (2.3 GHz, 2.5 GHz, 3.3-3.8 GHz, and 4.9 - 5.8 GHz). This capability enables service providers to offer roaming services across multiple WiMAX networks regardless of the frequency band used.

This incredibly slim device measuring just 98mm  x 36mm  x 8mm - around 28cc, is one of the world’s first WiMAX USB devices. The device is light and easy to carry, making it an ideal companion for the laptop-carrying traveller. The device is powered, via the USB port by the host computer. Its low power consumption and support for Mobile WiMAX idle and sleep modes means that while battery life is conserved, the MiMAX USB still delivers +22dBm at 2.3,2.5 and 3.5 GHz and +17dBm at 5 GHz.

At the heart of the MiMAX USB design is support for both licensed and unlicensed frequencies. This enables the use of indoor unlicensed 5.X GHz Mobile WiMAX Pico and Femto cells to supplement outdoor coverage from Macro and Micro cell sites, ensuring that WiMAX provides good indoor coverage. Limited spectrum allocations and the technical challenges of synchronization mean that using licensed spectrum can sometimes be difficult while unlicensed Mobile WiMAX provides a simple and convenient solution.

Eric Stonestrom, Airspan’s chief executive officer, said, “We believe that our new MiMAX USB device will set a new industry standard for performance, functionality and style and confirms our leadership position in WiMAX end user devices. This new product builds upon the success we had with our Indoor WiMAX Modem, the EasyST, which is capable of supporting both Fixed and Mobile WiMAX applications”.

Airspan has also announced the first MiMAX accessory, called the MiMAX Finder. The MiMAX finder enables users to detect WiMAX networks before switching on their PC. The MiMAX finder delivers detailed graphical information on available Mobile WiMAX networks so the end user can determine which network is the best choice. The accessory also doubles as a desktop cradle and improves signal reception by allowing the MiMAX USB to be placed away from the laptop using a standard USB cable.

The MiMAX USB will be showcased alongside HiperMAX, running Mobile WiMAX, at the upcoming WiMAX World USA show, held in Chicago from September 25 to 27th, 2007.

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About Airspan Networks Inc.

Airspan Networks provides wireless voice and broadband data systems and solutions for the fixed and mobile WiMAX and Wi-Fi markets, including Voice Over IP (VoIP). Its wireless products serve operators around the world in both licensed and unlicensed frequency bands between 700 MHz and 6 GHz. Airspan has a strong wireless product roadmap that includes WiMAX Forum Certified equipment and products meeting 802.11 a/b/g Wi-Fi standards, Airspan’s HiperMAX and MicroMAX base station products support portable and mobile 802.16e-2005 WiMAX alongside fixed and nomadic 802.16-2004 products. Airspan products also include “self install” and professionally installed customer premise equipment. Airspan is on the Board and is a founder member of the WiMAX Forum and a member of the Wi-Fi Alliance. The Company has deployments in more than 100 countries with more than 400 operators, 100 of which use Airspan's WiMAX Forum Certified and non-certified products. Airspan's wireless systems are based on radio technology that delivers excellent area coverage, high security and resistance to fading. These systems can be deployed rapidly and cost effectively, providing an attractive alternative to traditional wired communications networks. Airspan also offers radio planning, network installation, integration, training and support services to facilitate the deployment and operation of its systems. Airspan is an international telecommunications equipment provider headquartered in Boca Raton, Florida. More information on Airspan can be found at http://www.airspan.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions or negative variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Investors and others are therefore cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. The Company is subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006 and Form 10-Q for the second quarter ended July 1, 2007. You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release. We do not assume any obligation to update any forward-looking statements.

For Investor Relations and Media Inquiries, contact:

David Brant
Senior Vice President & Chief Financial Officer
Airspan Networks Inc.
Tel: +1 561 893-8650
Fax: +1 561 893-8681
Email: dbrant@airspan.com